Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolv Technologies Holdings, Inc. of our report dated March 10, 2026 relating to the financial statements, which appears in Evolv Technologies Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 11, 2026